Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Announces IPv4 Address Securitization Offering

WASHINGTON, D.C. April 4, 2025 — Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (the “Company” or “Cogent”) today announced that a special-purpose, bankruptcy remote, indirect wholly owned subsidiary of the Company has priced $174,400,000 aggregate principal amount of secured Internet Protocol version 4 (“IPv4”) address revenue term notes, 6.646% Series 2025-1 (collectively, the “Notes”). The Notes will have an anticipated repayment term of five years. The Notes will be secured by certain of Cogent’s IPv4 addresses, customer IPv4 address leases and customer accounts receivables.

Cogent intends to use the net proceeds of the offering for general corporate purposes.

Cogent expects the Notes transaction to close on or around April 11, 2025, subject to satisfaction of various closing conditions. There can be no assurance regarding the timing of closing or that the issuance and sale of the Notes will be consummated.

The Notes are being offered and sold in the United States only to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or certain institutional accredited investors within the meaning of Regulation D under the Securities Act, and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes have not and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The information in this press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities, and shall not constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Cogent Communications

Cogent (NASDAQ: CCOI) is a facilities-based provider of low cost, high speed Internet access and private network services to bandwidth intensive businesses. Cogent’s facilities-based, all-optical IP network provides services in 264 markets globally.

Cogent is headquartered at 2450 N Street, NW, Washington, D.C. 20037. Cogent can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this press release are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, among others, risks related to the offering of the Notes, including that such transaction may not occur; the impact of the Company’s acquisition of the U.S. long-haul fiber network (including the non-U.S. extensions thereof) of Sprint Communications and its subsidiaries (the “Wireline Business”), including difficulties integrating the Company’s business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the accompanying government policies worldwide; vaccination and in-office requirements; delays in the delivery of network equipment or optical fiber; loss of key right-of-way agreements; future economic instability in the global economy, including the risk of economic recession, recent bank failure and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and the Company’s ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to U.S. dollar and Canadian dollar to U.S. dollar exchange rates) on the translation of the Company’s non-U.S. dollar denominated revenues, expenses, assets and liabilities into U.S. dollars; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of the Company’s Internet revenue; changes in government policy and/or regulation, including rules regarding data protection, cyber security and net neutrality; increasing competition leading to lower prices for the Company’s services; the Company’s ability to attract new customers and to increase and maintain the volume of traffic on the Company’s network; the ability to maintain the Company’s Internet peering and right-of-way arrangements on favorable terms; the ability to renew the Company’s long-term leases of optical fiber and right-of-way agreements that comprise the Company’s network; the Company’s reliance on a limited number of equipment vendors, and the potential for hardware or software problems associated with such equipment; tariffs imposed on equipment we purchase for the Company’s network; the dependence of the Company’s network on the quality and dependability of third-party fiber and right-of-way providers; the Company’s ability to retain certain customers that comprise a significant portion of the Company’s revenue base; the management of network failures and/or disruptions; the Company’s ability to make payments on the Company’s indebtedness as they become due; outcomes in litigation; and risks associated with variable interest rates under the Company’s interest rate swap agreement as well as other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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